UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On April 16, 2026, the Board of Directors of Visium Technologies, Inc. (the “Company”) unanimously approved and adopted the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E CoD”) pursuant to Sections 607.0602, 607.1003, and 607.1006 of the Florida Business Corporation Act. A copy of the Series E CoD is filed herewith as Exhibit 3.1 and is incorporated by reference.

The Series E Convertible Preferred Stock is being issued in connection with the Company’s pending acquisition of 100% of the equity of ConnexUs AI (DE) (the “Target”) pursuant to the revised non-binding Letter of Intent dated March 29, 2026 (the “LOI”). The issuance will be made solely to accredited investors under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. No general solicitation or advertising was used.

Material Terms of the Series E Convertible Preferred Stock (as set forth in the Series E CoD):

•	Stated Value: $750.00 per share.

•	Conversion Price: Fixed at $0.05 per share of common stock (par value $0.0001). Each share of Series E Preferred Stock is convertible into exactly 15,000 shares of common stock.

•	Economic Interest: Represents exactly 40% of the Company’s fully diluted equity immediately after Closing (after giving effect to the 8% staff options, the 40,000,000 salary-equitization shares, the PPM-1/PPM-2 issuances, and all other dilutive securities outstanding or issuable at Closing).

•	Dividends: Cumulative 8.0% per annum on the Stated Value, accruing daily and compounded quarterly, payable quarterly in arrears in cash or, at the Company’s sole option, in-kind by issuance of additional Series E shares (PIK Dividend). All accrued and unpaid dividends are payable upon conversion, redemption, or liquidation.

•	Liquidation Preference: Senior, non-participating preference equal to Stated Value plus all accrued and unpaid dividends.

•	Redemption (Company Call Right): Redeemable at the Company’s option, upon not less than ten (10) business days’ prior written notice, at 103% of Stated Value plus all accrued and unpaid dividends, exercisable only after the closing of a Qualifying Transaction (as defined in the Series E CoD) of $10 million or greater.

•	Anti-Dilution: None (only standard adjustments for stock splits, dividends, combinations, reclassifications, or similar events).

•	Voting Rights: As-converted basis with the common stock, subject to a 4.99% beneficial-ownership cap under Rule 13d-3.

•	Protective Provisions and Ranking: Standard senior ranking and majority-holder consent rights for amendments, senior stock issuances, and Deemed Liquidation Events.

The Board’s approval was documented in the Minutes of the Special Meeting of the Board of Directors held on April 16, 2026 (via Zoom with Fairfax, Virginia administrative location), a copy of which is maintained in the Company’s corporate records.

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The issuance is consistent with the economic terms of the LOI, preserves GAAP integrity, satisfies Regulation S-K Items 701 and 703 disclosure obligations, and ring-fences all legacy liabilities of the sellers per the Florida-law gating mechanisms set forth in the LOI.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2026, the Company filed the Series E CoD with the Florida Department of State, Division of Corporations, thereby amending its Articles of Incorporation to create the Series E Convertible Preferred Stock. The Series E CoD is filed herewith as Exhibit 3.1.

Item 8.01. Other Events.

In connection with the foregoing, the Company confirms that the Board has authorized the filing of the Series E CoD and the consummation of the ConnexUs AI transaction on the terms set forth in the LOI. All actions are taken in strict compliance with the directors’ fiduciary duties under Fla. Stat. §§ 607.0830–0831. The Company expects to file a subsequent Form 8-K upon execution of the definitive Stock Purchase Agreement and Closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Series E Preferred Stock, dated April 16, 2026 (filed with Florida Department of State on April 16, 2026).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: April 16, 2026	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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